UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RELX CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation
or organization)

51-0365797
(IRS Employer Identification No.)

1105 North Market Street, Suite 501
Wilmington, DE
(Address of principal executive offices)

19801
(Zip Code)

RELX PLC
(Exact name of registrant as specified in its charter)

England
(State of incorporation
or organization)

Not Applicable
(IRS Employer Identification No.)

1-3 Strand
London, England
(Address of principal executive offices)

WC2N 5JR
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.000% Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-224608

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 4.000% Notes due 2029, issued by RELX Capital Inc. and fully and unconditionally guaranteed by RELX PLC (together with RELX Capital Inc., the “Registrants”), contained under the heading “Description of the Debt Securities and Guarantee” in the Registrants’ Registration Statement on Form F-3 (No. 333-224608) filed on May 2, 2018, as amended by Post-Effective Amendment No. 1 filed on February 28, 2019 (the “Registration Statement”) and under the heading “Description of the Notes and Guarantee” in the Registrants’ Prospectus Supplement, dated March 11, 2019 to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Exhibit Description

4.1
Indenture dated May 9, 1995 among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form F-3, File No. 333-6710-02, filed with the SEC on April 1, 1997).

4.2
Supplemental Indenture No. 1 dated May 9, 1995 among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.), RELX NV (formerly known as Elsevier NV) and Elsevier I BV, as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001).

4.3
Supplemental Indenture No. 2 dated June 3, 1998 among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.), RELX NV (formerly known as Elsevier NV) and Elsevier I BV, as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank) as Trustee (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001).

4.4
Third Supplemental Indenture dated February 21, 2001 among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form F-3, File No. 333-13188-02, filed with the SEC on April 16, 2001).

4.5
Fourth Supplemental Indenture dated July 31, 2001 among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee, The Chase Manhattan Bank, London Branch, as London Paying Agent, and Chase Manhattan Bank Luxembourg S.A., as Luxembourg Paying Agent (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-3, File No. 333-155717, filed with the SEC on November 26, 2008).

4.6
Fifth Supplemental Indenture dated January 16, 2009 among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, as London Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch (formerly known as The Bank of New York (Luxembourg) S.A.), as Luxembourg Paying Agent (incorporated by reference to Exhibit 99.3 to the Report on Form 6-K, File No. 001‑13334, filed with the SEC on January 16, 2009).

Exhibit Number	Exhibit Description

4.7
Sixth Supplemental Indenture, dated as of May 12, 2015, among RELX Capital Inc., as Issuer, RELX PLC (formerly known as Reed Elsevier PLC) and RELX NV (formerly known as Reed Elsevier NV), as Guarantors, The Bank of New York Mellon, as Trustee, Transfer Agent and Registrar, The Bank of New York Mellon, London Branch, as London Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch (formerly known as The Bank of New York Mellon (Luxembourg) S.A.), as Luxembourg Paying Agent (incorporated by reference to Exhibit 99.2 to the Report on Form 6–K, File No. 001‑13334, filed with the SEC on May 12, 2015).

4.8
Seventh Supplemental Indenture, dated as of April 30, 2018, among RELX Capital Inc., as Issuer, RELX PLC and RELX NV, as Guarantors, The Bank of New York Mellon, as Trustee, Principal Paying Agent and Securities Registrar, The Bank of New York Mellon, London Branch, as London Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg Paying Agent (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-3, File No. 333-224608, filed with the SEC on May 2, 2018).

4.9
Eighth Supplemental Indenture, dated as of September 8, 2018, among RELX Capital Inc., as Issuer, RELX PLC, as Guarantor and The Bank of New York Mellon, as Trustee, Principal Paying Agent and Securities Registrar (incorporated by reference to Exhibit 4.9 to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3, File No. 333-224608, filed with the SEC on February 28, 2019).

4.10	Form of 4.000% Notes due 2029 (incorporated by reference to Exhibit 99.2 to RELX PLC’s Report on Form 6-K (No.001-13334) filed on March 18, 2019).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 18, 2019

RELX PLC

By:	/s/ Alan McCulloch
	Name:	Alan McCulloch
	Title:	Deputy Secretary

RELX CAPITAL INC.

By:	/s/ Kenneth E. Fogarty
	Name:	Kenneth E. Fogarty
	Title:	President, Treasurer and Assistant Secretary